Exhibit 99.1

FOR IMMEDIATE RELEASE

Norfolk Southern reports fourth quarter and full year 2025 results

Delivered on safety and service improvements while exceeding full year productivity target, achieving over $215 million in annual savings

ATLANTA, Jan. 29, 2026 – Norfolk Southern Corporation (NYSE: NSC) announced Thursday its fourth quarter and full year 2025 financial results. In the quarter, revenue was $3.0 billion, income from railway operations was $937 million, operating ratio was 68.5%, and diluted earnings per share were $2.87.

Adjusting the results to exclude merger-related expenses and the effects of the Eastern Ohio incident, fourth quarter income from railway operations was $1.0 billion, the operating ratio was 65.3%, and diluted earnings per share were $3.22.

“In 2025, we strengthened the foundation of our railroad. We kept our cost commitments, maintained reliable service, and delivered measurable safety gains with the company’s best injury and accident rates in more than a decade,” said Mark George, president and chief executive officer of Norfolk Southern. “In the face of a volatile and challenging macro-economic backdrop, our team focused on the controllables – delivering outsized productivity savings in excess of $215 million that accompanies our safety and service improvements. As we move through 2026, the demand environment remains unclear, but we are steadfastly focused on prioritizing the safety of our employees and communities, delivering consistent customer service, and driving further productivity gains to contain our costs in any volume environment.”

Fourth Quarter Summary

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Railway operating revenues of $3.0 billion, down $50 million, or 2%, compared to the fourth quarter 2024, on a volume decline of 4% year-over-year.

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Income from railway operations was $937 million, a decrease of $194 million, or 17%, compared to fourth quarter 2024 which included railway line sales of $53 million. Fourth quarter 2025 includes a large land sale that resulted in a net gain of $85 million.
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Adjusting for: the effects of the Eastern Ohio incident in both years; merger-related expenses in 2025; and gains on railway line sales in 2024, income from railway operations was $1.0 billion, down $31 million, or 3%, compared to adjusted fourth quarter 2024.

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Operating ratio in the quarter was 68.5% compared to 62.6% in fourth quarter 2024 which included the aforementioned railway line sales.
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Adjusting for merger-related expenses and the effects of the Eastern Ohio incident, the operating ratio for the quarter was 65.3%.

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Exhibit 99.1

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Diluted earnings per share were $2.87, down $0.36, or 11%, compared to fourth quarter 2024 which included the aforementioned railway line sales.
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Adjusting for merger-related expenses and the effects of the Eastern Ohio incident, diluted earnings per share were $3.22, up $0.18, or 6%, compared to adjusted fourth quarter 2024.

Full Year Summary

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Railway operating revenues of $12.2 billion, up $57 million, compared to full year 2024.
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Fuel surcharge revenue declined $134 million compared to 2024, which represents a 1% headwind to overall revenues.

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Income from railway operations was $4.4 billion, an increase of $285 million, or 7%, compared to full year 2024.
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Adjusting for: the impact of merger-related expenses in 2025; restructuring and other charges in both years; the Eastern Ohio incident in both years; and gains on railway line sales in 2024, income from railway operations was $4.3 billion, up $122 million, or 3%, compared to adjusted 2024.

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Operating ratio in 2025 was 64.2%, an improvement of 220 basis points, compared to 66.4% in 2024.
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Adjusting for the impact of merger-related expenses, restructuring and other charges, and the Eastern Ohio incident, the operating ratio for 2025 was 65.0%. This represents 80 basis points of improvement from adjusted 2024 which was 65.8%.

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Diluted earnings per share were $12.75, an increase of 10% compared to 2024.
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Adjusting for the impact of merger-related expenses, restructuring and other charges, and the Eastern Ohio incident, diluted earnings per share were $12.49, up $0.64, or 5%, compared to adjusted 2024.

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About Norfolk Southern

Since 1827, Norfolk Southern Corporation (NYSE: NSC) and its predecessor companies have safely moved the goods and materials that drive the U.S. economy. Today, it operates a 22-state freight transportation network. Committed to furthering sustainability, Norfolk Southern helps its customers avoid approximately 15 million tons of yearly carbon emissions by shipping via rail. Its dedicated team members deliver approximately 7 million carloads annually, from agriculture to consumer goods. Norfolk Southern also has the most extensive intermodal network in the eastern U.S. It serves a majority of the country's population and manufacturing base, with connections to every major container port on the Atlantic coast as well as major ports across the Gulf Coast and Great Lakes. Learn more by visiting www.NorfolkSouthern.com.

Media Inquiries:

Media Relations

Investor Inquiries:

Investor Relations

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Exhibit 99.1

Cautionary Statement on Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like "may," "will," "could," "would," "should," "expect," "anticipate," "believe," "project," or other comparable terminology. While the Company has based these forward-looking statements on those expectations, assumptions, estimates, beliefs, and projections it views as reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control, including but not limited to: (i) changes in domestic or international economic, political or business conditions, including those impacting the transportation industry; (ii) the Company’s ability to successfully implement its operational, productivity, and strategic initiatives; (iii) a significant adverse event on our network, including but not limited to a mainline accident, discharge of hazardous material, or climate-related or other network outage; (iv) the outcome of claims, litigation, governmental proceedings, and investigations involving the Company, including those with respect to the Eastern Ohio incident; (v) new or additional governmental regulation and/or operational changes resulting from or related to the Eastern Ohio incident; and (vi) a significant cybersecurity incident or other disruption to our technology infrastructure; and (vii) those pertaining to the Merger. These and other important factors, including those discussed under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024, as supplemented in Part II, Item 1A of our Form 10-Q ended September 30, 2025 and filed with the SEC on October 23, 2025, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Information included within this press release contains non-GAAP financial measures, including adjusted income from railway operations, adjusted operating ratio, and adjusted diluted earnings per share. Non-GAAP financial measures should be considered in addition to, not as a substitute for, the financial measures reported in accordance with U.S. generally accepted accounting principles (GAAP).

Our fourth quarter and full year 2025 non-GAAP financial results exclude merger-related expenses, restructuring and other charges, and the overall impact on operating expenses resulting from costs and recoveries associated with the Eastern Ohio Incident (the Incident). Our fourth quarter and full year 2024 non-GAAP financial results exclude restructuring and other charges, costs and recoveries associated with the Incident, gains on railway line sales, shareholder advisory costs, and a deferred tax adjustment. The following tables adjust our fourth quarter and full year 2025 and fourth quarter and full year 2024 GAAP financial results to exclude the effects of those items. The income tax effects of the non-GAAP adjustments were calculated based on the applicable tax rates to which the non-GAAP adjustments related. We use these non-GAAP financial measures internally and believe this information provides useful supplemental information to investors to facilitate making period-to-period comparisons by excluding these costs. While we believe that these non-GAAP financial

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Exhibit 99.1

measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant to be considered in isolation from, or as a substitute for, the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies. Information about the adjustments that are not currently available to us could have a potentially unpredictable and significant impact on future GAAP results. Further information about the Company’s non-GAAP measures are available on our website at www.norfolksouthern.com on the Investors page under Events and Presentations.

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Exhibit 99.1

Fourth
($ in millions, except per share amounts)	Quarter 2025
Income from railway operations	$937
Merger-related expenses and effect of the Incident	94
Adjusted income from railway operations	$1,031

Operating ratio	68.5%
Merger-related expenses and effect of the Incident	(3.2%)
Adjusted operating ratio	65.3%

Diluted earnings per share	$2.87
Merger-related expenses and effect of the Incident	0.35
Adjusted diluted earnings per share	$3.22

Fourth
($ in millions except per share amounts)	Quarter 2024
Income from railway operations	$1,131
Gains on railway line sales, effect of the Incident, and restructuring and other charges	(69)
Adjusted income from railway operations	$1,062

Operating ratio	62.6%
Gains on railway line sales, effect of the Incident, and restructuring and other charges	2.3%
Adjusted operating ratio	64.9%

Diluted earnings per share	$3.23
Gains on railway line sales, effect of the Incident, shareholder advisory costs, and restructuring and other charges	(0.19)
Adjusted diluted earnings per share	$3.04

Full Year
($ in millions, except per share amounts)	2025
Income from railway operations	$4,356
Merger-related expenses, restructuring and other charges, and effect of the Incident	(88)
Adjusted income from railway operations	$4,268

Operating ratio	64.2%
Merger-related expenses, restructuring and other charges, and effect of the Incident	0.8%
Adjusted operating ratio	65.0%

Diluted earnings per share	$12.75
Merger-related expenses, restructuring and other charges, and effect of the Incident	(0.26)
Adjusted diluted earnings per share	$12.49

Full Year
($ in millions except per share amounts)	2024
Income from railway operations	$4,071
Gains on railway line sales, effect of the Incident, and restructuring and other charges	75
Adjusted income from railway operations	$4,146

Operating ratio	66.4%
Gains on railway line sales, effect of the Incident, and restructuring and other charges	(0.6%)
Adjusted operating ratio	65.8%
Diluted earnings per share	$11.57
Gains on railway line sales, favorable deferred tax adjustment, effect of the Incident, restructuring and other charges, and shareholder advisory costs	0.28
Adjusted diluted earnings per share	$11.85

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